As filed with the Securities and Exchange Commission on May 19, 2011                                                             Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SBT BANCORP, INC.
(Exact name of registrant as specified in its charter)

Connecticut	20-4346972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

760 Hopmeadow Street
P.O. Box 248
Simsbury, Connecticut 06070
(Address of principal executive office with zip code)

SBT BANCORP, INC. 2011 STOCK AWARD AND OPTION PLAN
(Full title of the Plan)

Anthony F. Bisceglio, Executive Vice President, Chief Financial Officer and Treasurer
760 Hopmeadow Street
P.O. Box 248
Simsbury, Connecticut 06070
(860) 408-5493
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______
Copies to:
Robert M. Taylor III, Esq.
Day Pitney LLP
242 Trumbull Street
Hartford, Connecticut 06103
(860) 275-0368

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	100,000 shares	$20.00	$2,000,000	$232.20
__________________________

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock that may be issuable pursuant to anti-dilution provisions contained in the SBT Bancorp, Inc. 2011 Stock Award and Option Plan (the “Plan”).

(2)
Estimated solely for the purpose of calculating the registration fee.  Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based on the average of the high and low sale price of the common stock as reported by the Over-The-Counter Bulletin Board on May 16, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1              Plan Information*

Not filed with this Registration Statement.

ITEM 2              Registrant Information and Employee Plan Annual Information*

Not filed with this Registration Statement.

*
All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3              Documents Incorporated By Reference

The following documents filed by SBT Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

2.	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

3.	The Company’s Current Reports on Form 8-K filed with the SEC on each of January 5, 2011, February 25, 2011, March 8, 2011, March 21, 2011, May 12, 2011 and May 13, 2011;

4.	The Company’s Proxy Statement filed with the SEC on April 11, 2011 for the Company’s 2011 Annual Meeting of Shareholders; and

5.	The description of the Company’s common stock, no par value, contained in the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2006.

Information in Current Reports on Form 8-K furnished to the Commission, including under Item 2.02 or 7.01 of Form 8-K, prior, on or subsequent to the date hereof is not being and will not be incorporated herein by reference.

In addition, all documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated herein by reference and are a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4              Description of Securities

Not applicable.

ITEM 5              Interests of Named Experts and Counsel

Certain legal matters relating to the issuance of the shares of the Company’s common stock offered hereby have been passed upon by Day Pitney LLP, counsel to the Company.

ITEM 6              Indemnification of Directors and Officers

The Company’s certificate of incorporation provides that the Company will indemnify directors and officers to the fullest extent permitted by the Connecticut Business Corporation Act (the “CBCA”).  The Company’s certificate of incorporation also limits the personal liability of any director to the Company or its shareholders for monetary damages for breach of duty as a director to the amount of the compensation received by the director during the year of the violation.

Subsection (a) of Section 33-771 of the CBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CBCA.

Subsection (b) of Section 33-771 of the CBCA provides that a director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

Subsection (c) of Section 33-771 of the CBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA.

Subsection (d) of Section 33-771 of the CBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceedings if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

Section 33-772 of the CBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding.

Subsection (a) of Section 33-776 of the CBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

In addition, subsection (b)(5) of Section 33-636 permits a corporation to include a provision in its certificate of incorporation indemnifying directors for liability to any person for taking any action, or for failing to take any action, as a director, except liability that (A) involved a knowing and culpable violation of law by the directors, (B) enabled the director or an associate to receive an improper personal gain, (C) showed a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation or (E) created liability for an unlawful distribution. The Company has included such a provision in its certificate of incorporation.

ITEM 7              Exemption from Registration Claimed

Not applicable.

ITEM 8              Exhibits

4.1	SBT Bancorp, Inc. 2011 Stock Award and Option Plan (1)
5.1	Opinion of Day Pitney LLP
23.1	Consent of Shatswell, MacLeod & Co., P.C.
23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page hereto)

(1)	Incorporated by reference to Appendix A to the Company’s Proxy Statement filed with the SEC on April 11, 2011 for the Company’s 2011 Annual Meeting of Shareholders.

ITEM 9              Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simsbury, State of Connecticut, on the 18th day of May, 2011.

SBT BANCORP, INC.

By:	/s/ Anthony F. Bisceglio
Anthony F. Bisceglio
Executive Vice President, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin J. Geitz and Anthony F. Bisceglio, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Capacity	Date

/s/ Martin J. Geitz	President and	May 18, 2011
Martin J. Geitz	Chief Executive Officer

/s/ Anthony F. Bisceglio	Executive Vice President,	May 18, 2011
Anthony F. Bisceglio	Chief Financial Officer and Chief Accounting Officer

/s/ Robert J. Bogino	Director	May 18, 2011
Robert J. Bogino

/s/ James T. Fleming	Director	May 18, 2011
James T. Fleming

/s/ Edward J. Guarco	Director	May 18, 2011
Edward J. Guarco

/s/ Gary R. Kevorkian	Director	May 18, 2011
Gary R. Kevorkian

/s/ Jerry W. Long	Director	May 18, 2011
Jerry W. Long

/s/ Nicholas B. Mason	Director	May 18, 2011
Nicholas B. Mason

/s/ George B. Odlum, Jr.	Director	May 18, 2011
George B. Odlum, Jr., DMD

/s/ David W. Sessions	Director	May 18, 2011
David W. Sessions

/s/ Rodney R. Reynolds	Director	May 18, 2011
Rodney R. Reynolds

/s/ Penny R. Woodford	Director	May 18, 2011
Penny R. Woodford

EXHIBIT INDEX

5.1	Opinion of Day Pitney LLP
23.1	Consent of Shatswell, MacLeod & Co., P.C.
23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page hereto)